Exhibit 99.1

Frost & Sullivan Highlights AITX's Role in the Evolution of Physical AI
Security

Global Growth Consulting Firm Explores the Technologies, Strategies, and Market Forces
Reshaping the Future of Physical Security

Detroit, Michigan, June 19, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, today announced its inclusion in a recently published Frost & Sullivan Transformational Growth Leadership discussion examining the emergence of Physical AI Security and the technologies reshaping the future of the security industry. The discussion features AITX CEO/CTO and founder Steve Reinharz and explores how RAD's (Robotic Assistance Devices, Inc.) expanding deployments and the Company's SARA™ (Speaking Autonomous Responsive Agent) agentic AI platform are helping organizations transition from traditional monitoring and response models to AI managed security operations.

FROST & SULLIVAN

TRANSFORMATIONAL GROWTH LEADERSHIP

A CEO Perspective

AITX
Artificial Intelligence Technology Solutions Inc.

Transforming Physical AI Security Through Agentic AI, Autonomous Response, and Intelligent Orchestration

RAD an AITX company
ROBOTIC ASSISTANCE DEVICES

Steve Reinharz
CEO and CTO, Artificial Intelligence Technology Solutions, Inc. (AITX) and Robotic Assistance Devices, Inc. (RAD)

Sharing his perspective with Frost & Sullivan

Frost & Sullivan is a globally recognized growth consulting and market intelligence firm known for identifying emerging technologies, disruptive business models, and companies influencing the direction of their respective industries. In the published discussion, Reinharz shares his perspective on the evolution of Physical AI Security, the growing role of agentic AI in security operations, and how autonomous response, intelligent orchestration, and AI managed workflows are reshaping traditional approaches to security and monitoring.

Throughout the discussion, Reinharz addresses the opportunities and challenges associated with the rapid adoption of agentic AI, autonomous response, and AI managed security operations, while emphasizing that long term industry leadership will ultimately depend on execution, operational reliability, and responsible deployment.

"The companies that understand how to operationalize it responsibly will define the next generation of the industry," said Reinharz in the interview.

Reinharz also noted that AI is rapidly moving from a supporting technology to the operational core of modern security environments.

"Physical security is undergoing one of the most significant transformations in its history," added Reinharz. "Organizations are increasingly recognizing that AI can do much more than simply identify events. The next evolution is autonomous response, intelligent orchestration, and AI managed operations. We're proud that Frost & Sullivan chose to explore these trends and highlight the role RAD and SARA are playing in helping define what we call Physical AI Security."

This marks the second major Frost & Sullivan feature involving the Company. In August 2024, Frost & Sullivan honored RAD with its 2024 Global Enabling Technology Leadership Award for the autonomous robots industry, recognizing the Company's innovation, customer impact, and leadership in AI driven autonomous security solutions. The newly published Transformational Growth Leadership discussion builds on that relationship by examining the broader industry trends shaping the future of Physical AI Security.

The Company encourages customers, industry professionals, partners, and stakeholders to review the full Frost & Sullivan discussion to better understand the trends, technologies, and operational models expected to shape the next generation of physical security. The complete discussion is available at [LINK].

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Mobile (RAD-M), Robotic Assistance Devices Group (RAD-G) and Robotic Assistance Devices Residential (RAD-R), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion (US) security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including ongoing collaboration with Immix®, the trusted provider of central station and remote monitoring software, supporting broader adoption of AI-driven security across professional monitoring environments.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing its credibility with enterprise and government clients that require rigorous data protection and compliance standards.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all RAD subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver proven, practical, and scalable solutions.

AITX and its subsidiaries maintain a robust sales pipeline that includes over 35 Fortune 500 companies, with expanding opportunities across its subsidiaries. The Company expects continued growth as these opportunities convert into deployed clients generating recurring revenue streams, with significant potential for expansion within each account.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.radm.ai, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. As such, there are no assurances whatsoever that the Company will meet its expectations with respect to its future revenues, sales volume, becoming cash flow positive, ARR or RMR. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

###

Doug Clemons
248-270-8273
doug.c@radsecurity.com

______________________________

1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry